ADVENTRX EXPLORING STRATEGIC OPTIONS

SAN DIEGO – December 15, 2008 – ADVENTRX Pharmaceuticals, Inc. (Amex: ANX), a biopharmaceutical company focused on in-licensing, developing and commercializing proprietary product candidates primarily for the treatment of cancer, today announced that it is exploring a range of strategic options, including the sale or disposition of one or more of its product candidate programs, a strategic business merger and other transactions that maximize the value of Company’s assets. The Company is currently in discussions with several candidates for both strategic and partnering transactions.

“Publicly announcing our exploration of strategic alternatives provides the best opportunity to find a partner who wishes to acquire one or both of our late-stage oncology assets,” stated Mark Bagnall, the Company’s Executive Vice President and Chief Financial Officer. “As we expand our horizons, we continue both our on-going discussions with potential pharmaceutical partners and to conduct those activities that maintain the value of our lead programs. We believe that ADVENTRX offers its partners near-term up-side in an otherwise tumultuous market and has the potential to deliver attractive returns by way of its innovative lower-cost, lower-risk business model.”

ADVENTRX currently is focused on commercializing two late-stage product candidates in the U.S., both of which are reformulations of currently approved products and are designed to improve the safety profile of the approved product without affecting its efficacy. ANX-514 (docetaxel emulsion) is a reformulation of the blockbuster chemotherapeutic agent, Taxotere®. In 2007, the aggregate worldwide market for Taxotere was in excess of $3 billion. ANX-530 (vinorelbine emulsion) is a reformulation of Navelbine® which, despite being a generic product for a number of years, still sells in excess of $200 million a year world-wide. Both of the Company’s product candidates have the potential to be on the market in 2010.

In order to be considered by the Company’s Board of Directors, proposals must be presented through a written term sheet that outlines the material terms and conditions of the proposed transaction and sources of funding. In evaluating the terms of a proposed transaction, the Board will focus on the timing of the proposed transaction and closing certainty, including limited closing conditions and financing contingencies. The Company does not intend to disclose developments with respect to this process unless and until the evaluation of all proposals and alternatives has been completed. Interested parties should contact Ioana C. Hone, Director, Investor Relations, at (858) 552-0866, extension 287.

About ADVENTRX Pharmaceuticals
ADVENTRX Pharmaceuticals is a biopharmaceutical company focused on in-licensing, developing and commercializing proprietary product candidates primarily for the treatment of cancer. The Company seeks to improve the performance and commercial potential of existing treatments by addressing problems associated with these treatment regimens. More information can be found on the Company’s website at www.adventrx.com.

Forward Looking Statements
ADVENTRX cautions you that statements included in this press release that are not a description of historical facts are forward-looking statements that involve risks and assumptions that, if they materialize or do not prove to be accurate, could cause ADVENTRX’s results to differ materially from historical results or those expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to: the risk that ADVENTRX will be unable to consummate a strategic or partnering transaction or will be unable to raise sufficient capital to fund the projects necessary to meet its goals, including funding the continued development and commercialization of its lead product candidates, ANX-530 and ANX 514; the risk that ADVENTRX’s stockholders will not approve a transaction recommended by ADVENTRX’s Board of Directors; the risk the FDA will determine that ANX-530 and Navelbine® are not bioequivalent; the risk that the on-going study of ANX-514 does not demonstrate pharmacokinetic equivalence or bioequivalence; difficulties or delays in manufacturing, obtaining regulatory approval for and marketing ANX-530 and ANX-514, including validating commercial manufacturers and suppliers and the potential for automatic injunctions regarding FDA approval of ANX-514; the potential for regulatory authorities to require additional preclinical work or other clinical requirements to support regulatory filings, including prior to the submission or the approval of an NDA for ANX-530 and ANX-514; the risk that the performance of third parties on whom the Company relies to conduct studies or evaluate the data, including clinical investigators, expert data monitoring committees, contract laboratories and contract research organizations, may be substandard, or they may fail to perform as expected; and other risks and uncertainties more fully described in ADVENTRX’s press releases and periodic filings with the Securities and Exchange Commission. ADVENTRX’s public filings with the Securities and Exchange Commission are available at www.sec.gov.

You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date when made. ADVENTRX does not intend to update any forward-looking statement as set forth in this press release to reflect events or circumstances arising after the date on which it was made.

Investor Contact:
ADVENTRX Pharmaceuticals
Ioana C. Hone
858-552-0866

###